EXHIBIT 99(b)

Chief Financial Officer Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Union Financial Bancshares, Inc. (the “Company”) on Form 10-QSB for the quarter ended March 31, 2003 as filed with the Securities and Exchange Commission (the “Report”), I, Richard H. Flake, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ RICHARD H. FLAKE
Richard H. Flake Executive Vice President and Chief Financial Officer

Date: May 2, 2003

A signed original of this written statement required by Section 906 has been provided by Union Financial Bancshares, Inc. and will be retained by Union Financial Bancshares, Inc. and furnished to the Securities and Exchange commission or its staff upon request.